Exhibit 10.33

OPTION AGREEMENT

This Option Agreement (the “Option Agreement”) is made on the 17 of January 2014.

BY AND BETWEEN:

1 . Dr. David Kirn, with a business address at 19 Rima Court, Danville, CA 94526, hereinafter referred to as “the Participant”;

and

2.  uniQure B.V. (uniQure),  a private limited liability company incorporated in the Netherlands having its official seat in Amsterdam, the Netherlands,  hereinafter  referred to as “the Company”;

Together hereinafter referred to as “Parties”;

WHEREAS:

•                  The Participant will provide services for the benefit of the Company and its subsidiaries pursuant to a Collaboration and License Agreement by and between 4D Molecular Therapeutics, LLC (“4DMT”) and uniQure Biopharma B.V. dated as of the date hereof (the “CLA”).

•                  The Company wishes to grant to the Participant an Option as set out in this Option Agreement.

•                  The Company and the Participant intend that this Option Agreement and the Option comply with Section 409A (hereinafter referred to as “Section 409A”) of the U.S. Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Code”).

THE PARTIES HERETO AGREE AS FOLLOWS:

Grant of Option

Article 1

The Company hereby grants to the Participant, solely subject to the approval of the shareholders of the Company holding a majority of the Company’s Class A shares, an option (the “Option”) to purchase up to 1,524,364 Class B Shares (the “Shares”).  The Option is subject to the terms and conditions of this Option Agreement.

Option Period

Article 2

The Date of Grant of the Option is January 17, 2014.

Option Exercise Price

Article 3

The Option Exercise Price  is €0.01 per Share.

Exercise; Cash Out

Article 4a

The Option can only be exercised if and to the extent the Option has vested, and has not expired or lapsed.  Notwithstanding the foregoing, the Option shall vest on the dates set out below (each, a “Vesting Date”) and be exercisable as follows:

•                  The Option shall vest as to 25% of the total number of shares subject to the Option (the “First Option Tranche”) on October 1, 2014 (the “First Tranche Date”); provided that the CLA then remains in effect and has not been terminated in accordance with its terms and no notice of termination thereof has been given in accordance with Section 10.2(e) thereof. The First Option Tranche, solely to the extent such tranche vests in accordance with this Option Agreement, shall be exercisable by the Participant only between October 1, 2014 and December 28, 2014.  If the First Option Tranche is not exercised by 5:00 pm Amsterdam Time on December 28, 2014, the First Option Tranche shall terminate as of such time and be of no further force or effect.

•                  The Option shall vest as to 50% of the total number of shares subject to the Option (the “Second Option Tranche”) on January 31, 2015 (the “Second Tranche Date”); provided that the CLA then remains in effect and has not been terminated in accordance with its terms and no notice of termination thereof has been given in accordance with Section 10.2(e) thereof.  The Second Option Tranche, solely to the extent such tranche vests in accordance with this Option Agreement, shall be exercisable by the Participant only between January 31, 2015 and December 28, 2015.  If the Second Option Tranche is not exercised by 5:00 pm Amsterdam Time on December 28, 2015, the Second Option Tranche shall terminate as of such time and be of no further force or effect.

•                  The Option shall vest as to 25% of the total number of shares subject to the Option (the “Third Option Tranche”, and each of the First Option Tranche, the Second Option Tranche and the Third Option Tranche shall be referred to as an

“Option Tranche”); on January 31, 2016 (the “Third Tranche Date”); provided that the CLA then remains in effect and has not been terminated in accordance with its terms and no notice of termination thereof has been given in accordance with Section 10.2(e) thereof.  The Third Option Tranche, solely to the extent such tranche vests in accordance with this Option Agreement, shall be exercisable by the Participant only between January 31, 2016 and December 28, 2016.  If the Third Option Tranche is not exercised by 5:00 pm Amsterdam Time on December 28, 2016, the Third Option Tranche shall terminate as of such time and be of no further force or effect.

Neither the Participant nor the Company shall have the right to accelerate or defer the exercisability of the Option unless explicitly permitted or required by Section 409A.

Notwithstanding  the foregoing, in the event the Company undergoes a “change in control event” within the meaning of Section 409A (a “409A Change in Control”) prior to the Third Tranche Date, then (i) 50% of each Option Tranche that has not yet vested shall vest and become exercisable immediately prior to the closing of the 409A Change in Control, and (ii) the remaining 50% of each Option Tranche that has not yet vested shall vest in accordance with the provisions of Article 4a; and each case such vested Shares shall be exercisable only in accordance with Article 4a.  With respect to any portion of an Option Tranche that becomes vested and exercisable in accordance with subclause (i) above, such portion of the Option Tranche shall be automatically exercised immediately prior to the Change in Control and for each Share subject to such portion, the Participant shall be entitled to receive the per Share merger consideration received by shareholders in connection with such 409A Change in Control, less the per Share exercise price; provided, however, that in the event that the consideration received in connection with such 409A Change in Control consists of anything other than cash and/or freely tradable securities, then, immediately following the closing of the 409A Change in Control, the Company shall pay to the Optionee an amount in cash equal to the product of (x) the number of Shares that become vested pursuant to subclause (i), multiplied by (y) the cash value of the per Share amount received by shareholders in connection with such 409A Change in Control less the per Share exercise price.

Article 4b

Notwithstanding anything to the contrary herein, in the event that, prior to January 31, 2015, the Company terminates the CLA pursuant to Section 10.2(c) (Termination for Futility) thereof, then (A) one-half of the number of Second Tranche Option Shares that would otherwise have vested on January 31, 2015 will be deemed to vest and become exercisable on January 31, 2015 (notwithstanding the failure to satisfy any conditions to such vesting), and (B) the Option shall terminate with respect to one-half of the number of Second Tranche Option Shares that would otherwise have vested on January 31, 2015 and with respect to all of the Third Tranche Option Shares, and shall cease to be exercisable in respect of such Shares.

Article 4c

Notwithstanding anything to the contrary herein, but subject to Article 4b, in the event that the Company does not complete an underwritten public offering of its ordinary shares pursuant to an effective registration statement under the U.S. Securities Act of 1933 and the listing of its ordinary shares on the Nasdaq Global Market (an “IPO”) prior to the First Tranche Date, the Second Tranche Date or the Third Tranche Date, as the case may be, the provisions of this Article 4c shall apply:

•                  If the Company has not completed an IPO by September 1, 2014, the Company may elect to pay to the Participant on the date 10 days prior to the First Tranche Date the Cash-Out Amount in respect of the First Option Tranche Shares.

•                  If the Company has not completed an IPO by December 31, 2014, the Company may further elect to pay to the Participant on the date 10 days prior to the Second Tranche Date the Cash-Out Amount in respect of the Second Option Tranche Shares.

•                  If the Company has not completed an IPO by December 31, 2015, the Company may further elect to pay to the Participant on the date 10 days prior to the Third Tranche Date the Cash-Out Amount in respect of the Third Option Tranche Shares.

“Cash-Out Amount” shall mean an amount in cash equal to the product of (x) the number of Shares that would otherwise have vested on the applicable  Vesting Date, multiplied by (y) an amount per Share equal to the greater of €2.52 and the fair market value of each Share as of the applicable Vesting Date. For purposes hereof, such fair market value shall be determined in good faith by the Supervisory Board of the Company, provided that such fair market value shall be no lower than the then most-recent per Share amount paid in a third-party financing completed after the date hereof and prior to such applicable Vesting Date.

For the avoidance of doubt, the Option shall cease to be exercisable in respect of any Shares as to which the Company has elected to pay the relevant Cash-Out Amount, and shall terminate in full with respect to such Shares; provided, however, that this Option shall remain in full force and effect in accordance with its terms with respect to any further tranche of Shares.

Non transferability

Article 5

The Option granted to the Participant under this Option Agreement cannot be transferred, pledged or encumbered in any way, either in full or in part.  Breach of this article will cause the Option to lapse forthwith.

Taxes, social security premiums

Article 6.a.

Any wage or personal or corporate income tax, or social security premiums due in connection with the Option, including but not limited to any wage tax, income tax or social security premiums due in connection with the grant, the exercise and the holding of the Option and the sale of the Shares derived from exercise of the Option, will be for the account of the Participant.

Article 6.b.

If the Option is not exercised, any tax and/or social security premiums paid will not be refunded or compensated for.

Adjustments

Article 7

Any adjustment made by the Company with respect to the Option shall be undertaken in a manner that complies with Section 409A. Without limiting the generality of the foregoing, the number and class of Shares subject to the Option and the exercise price per Share shall automatically be proportionately adjusted in the event of a share consolidation, share split, share reclassification or other similar event.

Section 409A

Article 8

The Option is intended to comply with the provisions of Section 409A and shall be construed and interpreted consistently therewith.  Notwithstanding the foregoing, the Company shall have no liability to the Participant or any other person in the event that the Option is determined not to be compliant with Section 409A.

Governing law

Article 9.a.

The Option Agreement shall be governed by the laws of the Netherlands.

Article 9.b.

All disputes arising in connection with the Option Agreement shall be exclusively submitted to the jurisdiction of the competent court in Amsterdam, the Netherlands.

Acceptance

Article 10

The Participant hereby affirms his acceptance the Option granted to him including the conditions stipulated in this Option Agreement.

Duly signed in Amsterdam, on 17 January 2014

/s/ Jörn Aldag	/s/ David Kirn

uniQure B.V.	Participant

Name: Jörn Aldag, CEO	Name:	Dr. David Kirn